Exhibit 10.31

AMR CORPORATION

2003 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1.           Purpose; Definitions.

The purpose of the AMR Corporation 2003 Employee Stock Incentive Plan (the “Plan”) is to enable AMR Corporation (the “Company”) to retain and reward employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such employees and the Company’s shareholders, by offering such employees equity-based incentives in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(d)  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)  “Committee” means the Committee referred to in Section 2 of the Plan.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(f)  “Company” means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g)  “Deferred Stock” means the right to receive Stock at the end of a specified deferral period pursuant to Section 7.

(h)  “Disability” means the receipt of benefits under a long term disability plan sponsored by a Subsidiary.

(i)  “Early Retirement” means retirement, with the express of the Company at or before the time of such retirement, from active employment by any Subsidiary or Affiliate.

(j)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(k)  “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(l)  “Normal Retirement” means retirement from active employment by any Subsidiary or Affiliate pursuant to the retirement provisions of the applicable pension plan of such entity.

(m)  “Plan” means this AMR Corporation 2003 Stock Incentive Plan, as it may be amended from time to time.

(n)  “Restricted Stock” means shares of Stock that are subject to restrictions under Section 6 below.

(o)  “Retirement” means Normal or Early Retirement.

(p)  “Stock” means the Common Stock, $1.00 par value per share, of the Company.

(q)  “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(r)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(s)  In addition, the terms “Awards,” “Award,” “Change in Control,” “Potential Change in Control” and “Change in Control Price” shall have the meanings set forth, respectively, in Sections 2, 8(b), (c) and (d) below.

SECTION 2.           Administration.

The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board.  In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.  The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options; (ii) Restricted Stock; and/or (iii) Deferred Stock (collectively, the “Awards” and singularly, an “Award”).

In particular the Committee shall have the authority:

(a)  to select the employees of the Subsidiaries and Affiliates to whom Awards may from time to time be granted hereunder;

(b)  to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(c)  subject to the provisions of Sections 3 and 4, to determine the number of shares to be covered by each such award granted hereunder;

(d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(e)  to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(f) or 5(g), as applicable, instead of Stock;

(f)  to determine whether, to what extent and under what circumstances an award of Restricted Stock or Deferred Stock may be settled in cash;

(g)  to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-à-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(h)  to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(i)  with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether any dividends declared with respect to such award will be paid in cash, additional Restricted Stock, Deferred Stock or not at all;

(j)  with respect to an award of Deferred Stock, to determine whether any dividends declared with respect to such award will be paid in cash, Restricted Stock, additional Deferred Stock or not at all; and

(k)  to determine the terms and conditions pursuant to which an Award may vest on a pro rata basis or be terminated.

The Committee shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.           Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 42,680,000 shares.  Such shares may consist, in whole or in part, of authorized and unissued shares.

If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.           Eligibility; Limitations.

All of the employees of the Company and its Subsidiaries and Affiliates, including all of those full-time employees in the United States who are “exempt employees,” as defined under Fair Labor Standards Act of 1938, are eligible to receive Awards under the Plan.  At least a majority of the shares of Stock or shares of Stock underlying Options or other Awards awarded under the Plan during any three-year period must be awarded to employees who are not officers or directors of the Company.  No single officer of the Company may acquire under the Plan more than one percent of the Stock outstanding at the time the Plan is adopted.

SECTION 5.           Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with, other awards granted under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan shall not be “incentive stock options” within the meaning of Section 422 of the Code unless the Company obtains the required shareholder approval of the Plan.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)  Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, that such option price may not be less than the Fair Market Value of the Stock on the date the Stock Option is granted.

(b)  Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c)  Exerciseability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)  Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.  Such notice shall be accompanied by payment in full of the purchase price in such manner and on such reasonable terms and conditions as the Committee shall establish from time to time.

No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made.  An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 11(a).

(e)  Transferability of Options.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant’s immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

(f)  Buyout Provisions.  The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock, an option previously granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made.

(g)   Settlement Provisions.  If the option agreement so provides at grant or is amended after grant, and prior to the exercise, to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

SECTION 6.           Restricted Stock.

(a)  Administration.  Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan.  The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)  Terms and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following terms and conditions:

(i)  Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan.  Within these limits the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service and/or such other factors as the Committee may determine, in its sole discretion.

(ii)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

(iii)  The voting rights and/or dividend rights, if any, of the Restricted Stock award shall be established by the Committee pursuant to Section 2(i).

SECTION 7.           Deferred Stock.

(a)  Administration.  Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan.  The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 7(b).

The Committee may condition the grant of Deferred Stock upon the attainment of such factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)  Terms and Conditions.  The shares of Deferred Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

(i)  Subject to the provisions of this, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.  At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

(ii)  The Committee may accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations in whole or in part, based on service and/or such other factors as the Committee may determine, in its sole discretion.

(iii)  A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to such terms as are determined by the Committee, all in its sole discretion.  Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

(iv)  The dividend rights, if any, of the Deferred Stock award established by the Committee pursuant to Section 2(k).

SECTION 8.           Change in Control Provisions.

(a)  Impact of Event.  The Committee may provide, at or after the date an Award is granted that, notwithstanding any provisions of the Plan to the contrary, in the event of:

(i)  a “Change in Control” as defined in Section 8(b), or

(ii)  a “Potential Change in Control” as defined in Section 8(c), but only if and to the extent so determined by the Committee or the Board (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination):

(A)  Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(B)  The restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested; and

(C)  The value of all outstanding Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 8(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(b)  Definition of “Change in Control”.  For purposes of Section 8(a), a “Change in Control” means the happening of any of the following:

(i)  When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)  The individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(c)  Definition of Potential Change in Control.  For purposes of Section 8(a), a “Potential Change in Control” means the happening of any one of the following:

(i)  The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 8(b); or

(ii)  The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(d)  Change in Control Price.  For the purposes of this Section 8, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

SECTION 9.           Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an Award theretofore granted, without the optionee’s or participant’s consent.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 10.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 11.    General Provisions.

(a)  The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof.  The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)  The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d)  Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)  The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(f)  The Committee may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine.

(g)  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(h)   The recipient of an Award hereunder is responsible for ensuring that all applicable taxes are paid when due.  The Corporation and any Subsidiary or Affiliate reserve the right to sell all or any part of an Award and apply the proceeds to the tax obligation, or to withhold an amount equal to such tax obligation from the recipient’s salary, wages or any other payments made to the recipient by a Subsidiary or Affiliate.

SECTION 12.    Effective Date of Plan.

The Plan shall be effective as of March 18, 2003.

SECTION 13.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.